Exhibit 3.219

RI SOS Filing Number: 201587137710 Date: 11/02/2015 2:57 PM
No Filing Fee (See Instructions)
ID Number: 51589
STATE OF RHODE ISLAND HOPE
STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
Office of the Secretary of State
Division of Business Services
148 W. River Street
Providence, Rhode Island 02904-2615
CERTIFICATE OF CONVERSION
R.I.S.A.T., LLC
(Insert full name of the entity following the conversion)
SECTION I: TO BE COMPLETED BY ALL CONVERTING ENTITIES
Pursuant to the applicable provisions of the Rhode Island General Laws, 1956, as amended, the undersigned (check one box only):
“Other entity” or
X Business Corporation or
Sole Proprietorship or
Partnership (General, Limited, or Limited Liability Partnership) or
Limited Liability Company
submits the following Certificate of Conversion for the purpose of converting to a (check one box only):
Limited Partnership or
X Limited Liability Company or
Business Corporation or
Limited Liability Partnership
a. The name of the converting entity filing this Certificate of Conversion is:
R.I.S.A.T., Inc.
b. The date on which the converting entity was first created, formed, or otherwise came into being is:
November 21, 1988
c. The jurisdiction where the converting entity was first created, formed, or otherwise came into being is:
Rhode Island
d. If the jurisdiction of the converting entity has changed since it was first created, state the jurisdiction of the entity immediately prior to the filing of the Certificate of Conversion:
e. The name of the limited partnership or limited liability company or business corporation or limited liability partnership following the conversion is:
R.I.S.A.T., LLC
f. The certificate of conversion is filed as an accompanying certificate to the certificate of limited partnership or
X articles of organization or articles of incorporation or application for registered limited liability partnership (check one box only) of the converting entity.
Form 611
Revised 02/12
127278-2-1079506
FILED
NOV 02 2015
BY CN 260134 2:57

g. This conversion has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the entity and the conduct of its business or by applicable law, as appropriate, and the partnership agreement or X limited liability company agreement or articles of incorporation (check one box only) shall be approved by the same authorization required to approve the conversion.
h. The future date or time certain of the conversion to a limited partnership or X limited liability company or business corporation or limited liability partnership (check one box only) is to become effective, if later than the date of filing of the certificate of conversion and the certificate of limited partnership or X articles of organization of a limited liability company or articles of incorporation or application for registered limited liability partnership (check one box only) is:
SECTION II: TO BE COMPLETE BY ALL CONVERTING ENTITIES
Under penalty of perjury, I/we declare and affirm that I/we have examined this Certificate of Conversion, including any accompanying attachments, and that all statements contained herein are true and correct and that the undersigned is authorized to sign this certificate on behalf of the entity set forth in Section 1A.
Date: November 2, 2015
Print Name of Other Entity
OR
Print Name of Partnership
By:
By:
Signature of Authorized Person
Signature of Partner
By:
By:
Signature of Authorized Person
Signature of Partner
By:
R.I.S.A.T., Inc.
Signature of Partner
Print Name of Corporation
OR
Print Name of Sole Proprietorship
By:
By:
Signature of Authorized Person
Signature of Sole Proprietor
By:
Signature of Authorized Person
OR
Print Name of Limited Liability Company
By:
Signature of Authorized Person
By:
Signature of Authorized Person